Exhibit 99.2

Investor Contact:

Kurt Abkemeier

Vice President, Finance & Treasurer

Cbeyond, Inc.

678-370-2887

kurt.abkemeier@cbeyond.net

CBEYOND ACQUIRES CLOUD SERVICES COMPANIES

Acquisitions Provide Platform for Expanded Growth

ATLANTA (November 3, 2010) — Cbeyond, Inc. (NASDAQ: CBEY), a leading provider of IT and communications services to 55,000 small businesses across the country, today announced that it has acquired the assets of privately held MaximumASP and its affiliated companies, as well as the outstanding stock of privately held Aretta Communications. MaximumASP provides cloud services such as managed virtual servers and dedicated servers, and Aretta Communications Provider cloud services such as cloud PBXs (private branch exchange) and SIP (Session Internet Protocol) trusting. Both companies target small-and medium-sized businesses through-out the U.S.

Cbeyond anticipates the following benefits to its business:

•	Entry into a large, high growth cloud services market,
•	Expansion of product portfolio into IT services highly relevant to small businesses,
•	Broad geographic opportunity outside Cbeyond’s existing 14 city footprint,
•	New web distribution and private label reseller channels,
•	Significant cross-selling and up-selling opportunities with potential positive impact on the average revenue per customer location (ARPU) of Cbeyond’s current customers,
•	Opportunity to sell Cbeyond’s existing cloud services via the acquired online platform in the future,
•	Attractive customer economic model based on server virtualization,
•	New efficient and scalable company-owned 33,000 square foot data center,
•	And extensible platform to provide additional software and infrastructure-as-a service offerings.

“The acquisition of MaximumASP and Aretta Communications is an important step forward for Cbeyond’s business,” said Jim Geiger, chief executive officer of Cbeyond. “We believe these acquisitions will provide significant growth opportunities, leverage our existing channels of distribution, and expand our innovative technology and expertise. In addition, we are excited to bring on board a team of talented people and a first class technical platform and data center. We believe that small businesses will be increasingly outsourcing their IT hardware and services to the cloud and that Cbeyond can play a key role in enabling this trend.”

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The combined transaction value is approximately $40 million, payable in cash, of which approximately $33 million was paid at closing and the balance, up to 17.5 percent of the combined purchase price, will be paid upon achieving certain future milestones. The aggregate fiscal 2010 revenue of the two acquired companies is expected to be approximately $12 million. Cbeyond was advised by The Bank Street Group for the acquisition of MaximumASP.

For additional information regarding this announcement and the business opportunity represented by the acquisitions, please go to http://ir.cbeyond.net/events.cfm.

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading provider of IT and communications services to more than 55,000 small businesses throughout the United States. Recently named as the sixth fastest growing technology company by Forbes magazine, and added to Standard & Poor’s Small Cap S&P 600 Index, Cbeyond offers more than 30 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry(R), broadband laptop access, voicemail, email, web hosting, fax-to-email, data backup, file-sharing and virtual private networking. Cbeyond delivers these services over a 100 percent private all IP network. For more information on Cbeyond, visit www.cbeyond.net and follow Cbeyond on Twitter: www.Twitter.com/Cbeyondinc.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “expectations,” “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the risk that the anticipated benefits, growth prospects and synergies expected from our acquisitions may not be fully realized or may take longer to realize than expected; the possibility that economic benefits of future opportunities in an emerging industry may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays, disruptions, costs and challenges associated with integrating acquired companies into our existing business, including changing relationships with customers, employees or suppliers; unfamiliarity with the economic characteristics of new geographic markets; the amount of costs incurred in connection with the entrance into new markets; ongoing personnel and logistical challenges of managing a larger organization; our ability to retain and motivate key employees from the acquired companies; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

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